                  U.S. SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549




                               FORM 10-SB/A

                              Amendment No. 1




               General Form for Registration of Securities
                          of Small Business Issuers
                        Under Section 12(b) or (g) of
                     the Securities Exchange Act of 1934


                             CYPRESS CAPITAL, INC.
                  -----------------------------
                        (Name of Small Business Issuer)



            Nevada                                    84-1349551
-------------------------------        --------------------------------------
(State or Other Jurisdiction of        (I.R.S. Employer Identification Number)
Incorporation or Organization)


              16178 East Prentice Place, Aurora, Colorado 80015
   ------------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)


                               (303) 690-6787
                   ---------------------------
                         (Issuer's Telephone Number)






Securities to be Registered Under Section 12(b) of the Act:  None


Securities to be Registered Under Section 12(g) of the Act:

                         Common Stock, $.0001 Par Value
                                (Title of Class)

                                    PART I

ITEM 1.  DESCRIPTION OF BUSINESS.

     Cypress Capital, Inc. (the "Company"), was incorporated on July 1, 1996, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities. The Board of Directors of the Company has elected to commence implementation of the Company's principal business purpose, described below under "Item 2, Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

     The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, each shareholder of the Company has executed and delivered a "lock-up" letter agreement, affirming that he/she will not sell his/her respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with the Company's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

     The Company's business is subject to numerous risk factors, including the following:

     NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

     SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

     SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company . Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

     NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO
STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

     CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY. While seeking a business combination, management anticipates devoting up to twenty hours per month to the business of the Company. The Company's sole officer has not entered into a written employment agreement with the Company and he is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on either of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. See "MANAGEMENT."

     CONFLICTS OF INTEREST - GENERAL. The Company's officers and directors participate in other business ventures which compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. Management has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest. See "ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - CONFLICTS OF INTEREST."

     REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

     LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

     LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs . The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

     PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by them, or resign as members of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of one or more present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

     REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

     DISADVANTAGES OF BLANK CHECK OFFERING. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

     TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

     REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES. Management of the Company believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company, rather than incur the expenses associated with preparing audited financial statements.

ITEM 2.  PLAN OF OPERATION

     The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of the Company's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

     The Company's Board of Directors intends to provide the Company's shareholders with complete disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation of the same, which disclosure is intended to be in the form of a proxy statement. While such disclosure may include audited financial statements of such a target entity, there is no assurance that such audited financial statements will be available. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

     The Registrant has no full time employees. The Registrant's President has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. The President anticipates that the business plan of the Company can be implemented by his devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

     Mr. Brasel is involved with several other blank check companies, and both directors are involved creating three other blank check companies similar to this one. In addition, the Company's officers and directors may, in the future, become involved with other companies which have a business purpose similar to that of the Company. As a result, additional conflicts of interest may arise in the future. If such a conflict does arise and an officer or director of the Company is presented with a business opportunity under circumstances where there may be a doubt as to whether the opportunity should belong to the Company or another "blank check" company they are affiliated with, they will disclose the opportunity to all such companies. If a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge or acquire such target company, the company of which Mr. Brasel first became an officer and director will be entitled to proceed with the transaction. As between the Company and the three other companies formed on July 1, 1996, the company which first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction. See "ITEM 5, DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - PREVIOUS BLIND POOL ACTIVITIES."

     The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

     The Articles of Incorporation of the Company provides that the Company may indemnify officers and/or directors of the Company for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of the Company could be used or attached to satisfy any liabilities subject to such indemnification. See "ITEM 12, INDEMNIFICATION OF DIRECTORS AND OFFICERS."

GENERAL BUSINESS PLAN

     The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See Item F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

     The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of the Company, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's President and its two directors, or by the Company's shareholders. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

     Management of the Company, while not especially experienced in matters relating to the new business of the Company, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company's shareholders, in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no contracts or agreements with any outside consultants and none are anticipated in the future.

     The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

ACQUISITION OF OPPORTUNITIES

     In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any terms of sale of the shares presently held by officers and/or directors of the Company will be also afforded to all other shareholders of the Company on similar terms and conditions. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

     It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

     While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

     With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders. While management of the Company anticipates obtaining the approval of the shareholders of the Company via a Proxy Statement, the effect will be to assure such approval where management supports such a business transaction because management presently controls sufficient shares of the Company to effectuate a positive vote on the proposed transaction.

     The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company.

     The Company's officers and shareholders have verbally agreed that they will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These persons have further agreed that such advances will be made in proportion to each person's percentage ownership of the Company. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which the Comany acquires or merges with agree to repay all or a portion of such advances. There is no dollar cap on the amount of money which such persons will advance to the Company. The Company will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.


     The Board of Directors has passed a resolution which contains a policy that the Company will not seek an acquisition or merger with any entity in which any of the Company's Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

COMPETITION

     The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

ITEM 3.  DESCRIPTION OF PROPERTY

     The Registrant has no properties and at this time has no agreements to acquire any properties. The Company currently uses the offices of Timothy J. Brasel at no cost to the Company and the Company expects this arrangement to continue until the Company completes an acquisition or merger. This arrangement is a verbal understanding between Mr. Brasel and the Company's Board of Directors.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth, as of September 16, 1996, each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all Directors individually and all Directors and Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

                               10

  Name and Address             Amount of Beneficial
 of Beneficial Owner                Ownership            Percentage of Class
-----------------------        --------------------      -------------------
Timothy J. Brasel                  525,000<FN1>                 42.0%
16178 E. Prentice Place
Aurora, CO 80015

James R. Sjoerdsma                 125,000                      10.0%
529 Seastorm Drive
Redwood City, CA 94065

J. J. Peirce                       100,000                       8.0%
5125 West Lake Avenue
Littleton, CO 80123

Chaos Systems LLC<FN2>             500,000                      40.0%
950 E. Harvard, No. 500
Denver, CO 80210

Brasel Family Partners, Ltd.       200,000                      16.0%
16178 E. Prentice Place
Aurora, CO 80015

Charitable Remainder Trust          75,000                       6.0%
 of Timothy J. Brasel
16178 E. Prentice Place
Aurora, CO 80015

Janet M. Brasel, Custodian          75,000                       6.0%
 for Tyler J. Brasel
16178 E. Prentice Place
Aurora, CO 80015

Janet M. Brasel, Custodian          75,000                       6.0%
 for Colton R. Brasel
16178 E. Prentice Place
Aurora, CO 80015

Janet M. Brasel, Custodian          50,000                       4.0%
 for Justin T. Brasel
16178 E. Prentice Place
Aurora, CO 80015

All Executive Officers and         650,000                      52.0%
Directors as a Group
(2 Persons)
__________________

<FN1>
Includes 75,000 shares held by the Charitable Remainder Trust of Timothy J. Brasel; 200,000 shares held by Brasel Family Partners; and 200,000 shares held by Janet M. Brasel as custodian for Tyler, Colton and Justin Brasel. Mr. Brasel is a trustee for the Charitable Remainder Trust of Timothy J. Brasel and the General Partner of Brasel Family Partners, Ltd.
<FN2>
Dr. Paul Dragul is one of the two owners and managers of Chaos Systems LLC, a limited liability company which is doing research and development on software compression technology.
                                11


ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

     The Directors and Officers of the Company are as follows:

          Name                Age         Positions and Offices Held
     -----------------        ---       -------------------------------
     Timothy J. Brasel        37        President, Secretary, Treasurer
                                        and Director

     James R. Sjoerdsma       35        Director

     There are no agreements or understandings for any officer or director to resign at the request of another person and none of the above named officers and directors are acting on behalf of or will act at the direction of any other person.


     In addition to the two officers and directors listed above, the following persons could also be deemed to be promoters and/or control persons of the Company, as those terms are defined in the Rules and Regulations promulgated under the Securities Act of 1933, as amended. There are no other persons who could be deemed to be promoters of the Company.

                 Dr. Paul Dragul  --  Shareholder
                 J. J. Peirce     --  Shareholder

Mr. Peirce and Mr. Dragul are expected to help management review possible acquisition or merger candidates. In addition, Mr. Peirce is also expected to assist management in its search for acquisition candidates by talking to potential candidates, providing them with information on the Company, and answering questions on the Company. Other than management and the two promoters listed above, there are no other persons whose activities will be material to the operations of the Company.

     DR. PAUL DRAGUL - SHAREHOLDER - For over the last 30 years Dr. Dragul has served as President of Associates of Otolaryngology P.C., a professional corporation of ear, nose and throat doctors with 5 officers in the Denver metropolitan area. Dr. Dragul is also a principal shareholder in four other publicly-held shells for which Timothy Brasel serves as President: Universal Capital Corp., Beechport Capital Corp., High Hopes, Inc., and Capital 2000, Inc. He is also a principal shareholder in three other companies which were formed at the same time and for the same purpose as the Company. These companies are: Walnut Capital, Inc., Mahogany Capital, Inc. and Aspen Capital, Inc.

     J.J. PEIRCE - SHAREHOLDER - For approximately the last 20 years Mr. Peirce has served as President and owner of Peirce Enterprises, Inc. which has been engaged in commercial real estate sales and which has provided consulting services in patent and product development.

     There is no family relationship between any Director or Executive Officer of the Company.

     The Company presently has no committees.

     Set forth below are the names of all Directors and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the business experience of such persons during at least the last five years:

     TIMOTHY J. BRASEL. Mr. Brasel has served as President, Secretary, Treasurer and a director of the Company since July 1, 1996. He also serves as President and a Director of four other publicly-held "shells": Universal Capital Corp., Beechport Capital Corp.; High Hopes, Inc.; and Capital 2000, Inc. He also serves as a director of three other companies which were formed at the same time and for the same purpose as the Company. These companies are Walnut Capital, Inc., Mahogany Capital, Inc. and Aspen Capital, Inc. From March 1990 until September 1994, Mr. Brasel served as President, Secretary, Treasurer and a Director of Prentice Capital, Inc., a publicly-held blank-check company which completed an acquisition of Universal Footcare, Inc. From March 1990 until August 1993, Mr. Brasel was President, Secretary and a Director of Brasel Ventures, Inc., a publicly-held blank-check company, which completed an acquisition of American Pharmaceutical Company. From April 1990 to February 1992, Mr. Brasel served as President, a Director and sole shareholder of Central Securities Transfer Corporation, a stock transfer company which is no longer in business. From January 1989 to May 1992, Mr. Brasel served as a Director of Coalmont, Inc., a publicly-held blank-check company that completed an acquisition of MCC Holdings, Inc. during May 1992. From July 1987 until May 1990, Mr. Brasel served as President of Eagle Vision, Inc., a publicly-held blank-check company that completed an acquisition of UMA Management Associates, Inc. From November 1988 to June 1990, he also served as President and a Director of L.I. Inc., a publicly-held blank-check company which completed an acquisition of Imaging Management Associates, Inc. Since January 1987, Mr. Brasel has been President and a Director of Bleu Ridge Consultants, Inc., a business and management consulting firm located in Denver, Colorado. Mr. Brasel received a Bachelor of Science Degree in Business Administration from Morningside College, Sioux City, Iowa in 1980.

     JAMES R. SJOERDSMA. Mr. Sjoerdsma has served as a Director of the Company since July 1996. He also serves as a director of three other companies which were formed at the same time and for the same purpose as the Company. These companies are Walnut Capital, Inc., Mahogany Capital, Inc. and Aspen Capital, Inc. Mr. Sjoerdsma has been employed by Genencor International, Inc., Palo Alto, California, since 1990. He currently served as Director, Worldwide Human Resources, Research and Development for Genencor. From 1982 until 1990, he was employed by Rockwell International as Manager of Human Resources. Mr. Sjoerdsma has been written up in several publications for pioneering some of the most advanced pay and people systems. He received an MBA Degree with high honors from Novo University in 1987, and a Bachelor of Science Degree (Cum Laude) in economics and business from Cornell College in 1982. He received his SPHR (Senior Professional Human Resources) certificate in 1992.

     Mr. Sjoerdsma served as a director of Grason Industries, Inc., a blank-check company, from January 1988 until March 1989, when it completed an acquisition; he served as a director of Emerald Eagle Corp., a blank-check company, from September 1987 until May 1992; and he served as President and a director of Tipton Industries, Inc., a blank-check company, from April 1987 until December 1987, when it completed an acquisition.

     Mr. Sjoerdsma also founded Peppy's Ice Cream, Inc., in 1987, in Palo, Iowa. He co-owned the business until 1994 when he sold it to relocate to California. Peppy's Ice Cream is one of the largest distributors of novelty ice cream products in the Cedar Rapids, Iowa City and Waterloo area.
                                13

PREVIOUS BLANK-CHECK EXPERIENCE

     Mr. Timothy J. Brasel, President, Secretary, Treasurer and a Director of the Company, has been involved either as an officer or director, or both, with twelve other blank-check companies which have completed some form of corporate reorganization. These companies are Cambridge Ventures, Inc., Fox Ridge Capital, Inc., Crystal Gold, Ltd., Extare Corporation, Ivory Coast, Inc., L.
I. Inc., Eagle Vision, Inc., Coalmont, Inc., Brasel Ventures, Inc., Prentice Capital, Inc., and Eagle Eye Enterprises, Inc.

     Mr. Sjoerdsma, a Director of the Company, has been involved either as an officer or a director, or both, with three other blank-check companies which have completed some form of corporate reorganization. These companies are Emerald Eagle Corp., Grason Industries, Inc., and Tipton Industries, Inc.

     Following is a summary of the previous blank-check companies which have completed their public offerings:

     Cambridge Ventures, Inc. ("Cambridge") closed its public offering on March 14, 1986, and raised a total of $200,000 gross proceeds by selling 10,000,000 units at $.02 per unit. During July, 1986, Cambridge completed a reverse acquisition of Elkins Institute in Atlanta, Inc. ("Elkins"). Elkins owned and operated a private school in Atlanta, Georgia, which provides technical training in the field of electronics, computer technology, and radio/TV broadcasting. Cambridge is no longer an SEC reporting company and its stock is no longer publicly traded. In connection with the acquisition of Cambridge, Timothy J. Brasel sold 3,000,000 shares to principals of Elkins for a total consideration of $9,859.


     Tipton Industries, Inc. closed its public offering during October 1987 and completed a reverse acquisition of FiberChem, Inc. during December 1987. Tipton was later acquired by Agri-Biotech, Inc. which currently trades on NASDAQ.


     Fox Ridge Capital, Inc. ("Fox Ridge") closed its public offering in October, 1988, and raised a total of $600,000 in gross proceeds by selling 60,000,000 shares at $.01 per share. During March, 1989, Fox Ridge completed a reverse acquisition of R. V. Seahawk, Inc., an oceanographic services company which is involved in deep water search, survey and recovery operations. Fox Ridge changed its name to Seahawk Deep Ocean Technology, Inc. which currently trades on the NASD's Bulletin Board. In connection with the acquisition of Seahawk, Timothy J. Brasel sold 25,000,000 shares to principals of Seahawk for a price of $.0008 per share or $20,000 for Mr. Brasel. In addition, subsequent to the acquisition of Seahawk, Tim Brasel sold 15,000,000 warrants to principals of Seahawk for a price of $.0015 per warrant or $22,500.


     Crystal Gold, Ltd. ("Crystal Gold") closed its public offering in October, 1988, and raised a total of $322,500 in gross proceeds by selling 64,500,000 shares at $.005 per share. During June, 1989, Crystal Gold completed a reverse acquisition of Morgan Medical Corp. ("Morgan"). Morgan is engaged in the business of serving as consultant and project manager for physicians interested in developing and operating magnetic resonance imaging, lithography and ambulatory surgery centers. In connection with the acquisition of Morgan, Tim Brasel sold 16,000,000 shares and 18,000,000 warrants to principals of Morgan for a total consideration of $21,334.
Crystal Gold subsequently changed its name to Morgan Medical Holdings, Inc., and during 1995 it was merged into NMR of America, Inc., which trades on NASDAQ.

     Grason Industries, Inc. ("Grason") closed its public offering in May, 1988, and raised a total of $407,500 in gross proceeds by selling 4,075,000 shares at $.10 per share. During March, 1989, Grason completed a reverse acquisition of Jan & Craig's Window Factory, Ltd. ("Jan & Craig's"), a company in the business of selling replacement windows in the New York metropolitan area. During the period from March, 1989 through August, 1989, all of the funds in Grason were expended. On August 30, 1989, an agreement unwinding the acquisition was entered into between Grason and Jan & Craig's. Pursuant thereto all of the shares issued in connection with the acquisition were canceled and Jan & Craig's signed a note payable to Grason for $265,000. On September 8, 1989, Jan & Craig's filed a petition under Chapter 11 of the U.S. Bankruptcy Code. The original management of Grason was reinstated. The transaction with Jan & Craig's was unwound because the management of Jan & Craig's anticipated the bankruptcy filing and after discussions with prior management of Grason, both sides agreed that it would be in the best interests of the shareholders of Grason to unwind the transaction and attempt to find a new merger candidate.

     In connection with the acquisition of Jan & Craig's, Tim Brasel sold 450,000 shares to an associate of Jan & Craig's for a price of $.04 per share or $18,000.

     During April 1994, Grason completed a reverse acquisition of Electronic Technology Group, Inc., a Minnesota-based computer manufacturer. Grason changed its name to ETG International, Inc. During 1995, ETG filed for bankruptcy, and it is no longer an SEC reporting company and its common stock is no longer publicly traded.

     Extare Corporation ("Extare") closed its public offering during June, 1988, and raised a total of $595,000 gross proceeds by selling 11,900,000 shares at $.05 per share. During October, 1989, Extare completed an acquisition of NCS Acquisitions Corp. ("NCS"), a company which had a P.C. based software system which allows credit union members to shop for automobiles and other consumer goods at discounted prices. In connection with the acquisition of NCS, Timothy J. Brasel sold an option to buy his B warrants to the principal shareholder of NCS. In consideration for the option, Mr. Brasel received $3,937.50. The option granted the holder the right to purchase B warrants at a price of $.01 per Warrant. The option was never exercised.

     During September 1996, NCS (which had no assets and liabilities of approximately $68,560) was sold to a former officer/shareholder and a director of Extare. During July 1995, Extare completed an acquisition of Infi-Shield Corporation, a Minnesota corporation which had developed a line of products used as external protective shielding for water/sewer lines, manholes and catch basins. Extare's name has been changed to Infi-Shield International, Inc., and it is no longer an SEC reporting company.


     L. I. Inc. closed its public offering in May, 1989, and raised a total of $50,000 in gross proceeds by selling 2,500,000 shares at $.02 per share. During June, 1990, L. I. Inc. completed a reverse acquisition of Imaging Management Associates, Inc. ("IMA"), and changed its name to Imaging

Management Associates, Inc., which trades on NASDAQ. IMA operates nine outpatient centers that provide diagnostic imaging services. Generally, these centers provide magnetic resonance imaging, and, in some centers, CAT Scan, mammography and general diagnostic x-ray services. In connection with this transaction, Timothy J. Brasel sold an option to purchase up to 966,000 units (each unit consisting of one share of common stock and two warrants) of L. I. Inc. held by him to two outside investors. Mr. Brasel received $4,830 for this option, and he received an additional $4,830 on the exercise of the option.


     Emerald Eagle Corp. closed its public offering in September, 1988, and raised a total of $50,000 in gross proceeds by selling 2,500,000 Units at $.02 per Unit. Emerald Eagle did not complete an acquisition while Mr. Sjoerdsma was a director. During May 1992, Mr. Sjoerdsma and Mr. Brasel (a principal shareholder) and the other major shareholders sold approximately 80% of their shares in Emerald Eagle to an outside third party who then took control of the company. Mr. Sjoerdsma received $1,000 for his shares and Brasel Family Partners, Ltd. received $10,200 for its shares. Emerald Eagle subsequently acquired Nortech Forest Products and changes its name to Nortech Forest Technologies, Inc. which currently trades on the NASD's Bulletin Board.


     Ivory Coast, Inc. closed its public offering in September, 1989, and raised a total of $600,000 in gross proceeds by selling 6,000,000 Units at $.10 per Unit. During November, 1989, Ivory Coast completed an acquisition of Continental Management Group, Inc. ("Continental"), a Florida corporation, which had an option to acquire Musselman Steel Corporation of Tampa, Florida. In connection with the acquisition of Continental, Mr. Brasel sold a total of 16,875,000 warrants to the principal of Continental at a price of $.001 per warrant or a total of $16,875. Ivory Coast is no longer an SEC reporting company and no longer trades as a public company.


     Brasel Ventures, Inc. closed its public offering in November, 1990, and raised a total of $75,000 in gross proceeds by selling 7,500,000 Units at $.01 per Unit. During July 1993, Brasel Ventures completed a reverse acquisition of American Pharmaceutical Company, a New Jersey corporation engaged in the business of packaging and distributing non-prescription OTC pharmaceutical and vitamin products. Brasel Ventures changed its name to American Pharmaceutical Company. This company is no longer an SEC reporting company and its stock no longer trades publicly.


     Eagle Vision, Inc. ("Eagle Vision") closed its public offering in January, 1990, and raised a total of $299,040 by selling 49,840 Units at $6.00 per Unit. During April, 1990, Eagle Vision completed an acquisition of UMA Management Associates, Inc. ("UMA"), a Tampa, Florida, based company which had an option to acquire Novadyne Corporation. Eagle Vision currently trades on the NASD's Bulletin Board. In connection with the acquisition of UMA, Mr. Brasel sold a total of 35,621,250 warrants to the principals of UMA at an average price of $.00056 per warrant or a total of $20,000.


     Eagle Eye Enterprises, Inc. ("Eagle Eye") closed its public offering in August 1990, and raised a total of $200,000 in gross proceeds by selling 20,000,000 shares at $.01 per share. Eagle Eye completed a reverse acquisition of Atlas Environmental, Inc. during November 1994, and changed its name to Atlas Environmental, Inc. which currently trades on the NASD's Bulletin Board.


     Prentice Capital, Inc. ("Prentice") closed its public offering during August 1991, and raised a total of $75,000 in gross proceeds by selling 7,500,000 units at $.01 per unit. During September 1994, Prentice completed a reverse acquisition of Universal Footcare, Inc., a company which is engaged in the business of acquiring and operating podiatry clinics in Florida. Prentice currently trades on the NASD's Bulletin Board. In connection with the closing of this transaction, Prentice issued 130,000 shares (after a 1 for 25 reverse split) to La Mirage Trust as consideration for its agreement to not sell its 200,000 shares for one year from the closing. Mr. Brasel is a trustee of La Mirage Trust.

     Coalmont, Inc. ("Coalmont") closed its public offering during March 1991, and raised a total of $100,000 in gross proceeds by selling 10,000 units at $10.00 per unit. During August 1992, Coalmont completed a reverse acquisition of Machinery Credit Corporation, a company engaged in the business of financing manufacturing equipment and distribution systems for manufacturing companies and distributors. On December 31, 1993, the agreement with Machinery Credit Corporation was rescinded because the management which was installed in August 1992 spent all of Coalmont's money and quit filing periodic reports with the SEC. All of the shares issued in the acquisition were returned and canceled and the original officers and directors of Coalmont were installed. Coalmont has since changed its name to Beechport Capital Corp. and is currently looking for an acquisition.

CONFLICTS OF INTEREST

     The Company's two officers and directors have organized three other companies of a similar nature and with a similar purpose as the Company. In addition, Mr. Brasel serves as President and a director of four publicly-held shell companies which are in the same business as the Company. Consequently, there are potential inherent conflicts of interest in Mr. Brasel and Mr. Sjoerdsma acting as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to the Company's affairs. The officers and directors of the Company may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

     The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge or acquire such target company, the company of which Mr. Brasel first became an officer and director will be entitled to proceed with the transaction. As between the Company and the three other companies formed on July 1, 1996, the company which first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

INVESTMENT COMPANY ACT OF 1940

     Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION.

     None of the Company's officers and/or directors receive any compensation for their respective services rendered to the Company, nor have they received such compensation in the past. They both have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Registrant has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

     It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

     It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has insufficient cash available. The amount of such finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions. No member of management of the Company will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Registrant for the benefit of its employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On July 1, 1996, the Company issued a total of 1,250,000 shares of Common Stock to the following persons for a total of $12,500 in cash:

        NAME                 NUMBER OF SHARES        TOTAL CONSIDERATION
---------------------------  ----------------        -------------------
James R. Sjoerdsma                125,000                   $ 1,250
J. J. Peirce                      100,000                   $ 1,000
Charitable Remainder
  Trust of Timothy J.
  Brasel                           75,000                   $   750
Charitable Remainder
  Trust of Mary Jane
  Brasel                           50,000                   $   500
Brasel Family Partners, Ltd.      200,000                   $ 2,000
Janet M. Brasel, Custodian
  for Tyler Jay Brasel             75,000                   $   750
Janet M. Brasel, Custodian
  for Colton Russell Brasel        75,000                   $   750
Janet M. Brasel, Custodian
  for Justin Thomas Brasel         50,000                   $   500
Chaos Systems LLC                 500,000                   $ 5,000
                                ---------                   -------
     Total                      1,250,000                   $12,500


     The Board of Directors has passed a resolution which contains a policy that the Company will not seek an acquisition or merger with any entity in which any of the Company's Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.


     The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, each shareholder of the Company has executed and delivered a "lock-up" letter agreement, affirming that he/she shall not sell his/her respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with the Company's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. The Company's legal counsel is Jon D. Sawyer, P.C., Suite 460, 1401 17th Street, Denver, Colorado 80202. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

ITEM 8.  DESCRIPTION OF SECURITIES.

COMMON STOCK

     The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock, $.0001 par value. Each record holder of Common Stock is entitled to one vote for each share held on all matters promptly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

     Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of the existing stockholders may be diluted.

PREFERRED STOCK

     The Company's Articles of Incorporation authorize the issuance of 5,000,000 shares of Preferred Stock, $.0001 par value. The Board of Directors of the Company is authorized to issue the Preferred Stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of Preferred Stock into Common Stock. At present, no Preferred Stock is issued or outstanding or contemplated to be issued.

DIVIDENDS

     No dividends have been paid by the Company on any of its securities in the past and such dividends are not contemplated in the foreseeable future.

                             PART II

ITEM 1.  MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     There is no trading market for the Registrant' s Common Stock at present and there has been no trading market to date. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket for the Company's securities and management does not intend to initiate any such discussions until such time as the Company has consummated a merger or acquisition. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

     (a) MARKET PRICE. The Registrant's Common Stock is not quoted at the present time.

     Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for continued NASDAQ eligibility. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in total assets, a $200,000 market value of its publicly-traded securities and $1,000,000 in total capital and surplus.
In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share, provided, however, that if a company falls below such minimum bid price it will remain eligible for continued inclusion on NASDAQ if the market value of its publicly-traded securities is at least $1,000,000 and the Company has $2,000,000 in capital and surplus.

     Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate which will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities .

     (b) HOLDERS. There are nine (9) holders of the Company's Common Stock. In July 1996, the Company issued 1,250,000 of its Common Shares to these persons for cash at $.01 per share ($12,500). All of the issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

     (c) DIVIDENDS. The Registrant has not paid any dividends to date, and has no plans to do so in the immediate future.

ITEM 2.  LEGAL PROCEEDINGS.

     There is no litigation pending or threatened by or against the Company.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     The Registrant has not changed accountants since its formation and there are no disagreements with the findings of said accountants.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold securities which were not registered as follows:

     DATE              NAME              NUMBER OF SHARES      CONSIDERATION

July 1, 1996    James Ray Sjoerdsma            125,000          $ 1,250.00
July 1, 1996    J. J. Peirce                   100,000          $ 1,000.00
July 1, 1996    Charitable Remainder
                 Trust of Timothy J.
                 Brasel                         75,000          $   750.00
July 1, 1996    Charitable Remainder
                 Trust of Mary Jane
                 Brasel                         50,000          $   500.00
July 1, 1996    Brasel Family Partners,
                 Ltd.                          200,000          $ 2,000.00
July 1, 1996    Janet M. Brasel, Cus-
                 todian for Tyler Jay
                 Brasel                         75,000          $   750.00
July 1, 1996    Janet M. Brasel, Cus-
                 todian for Colton Russell
                 Brasel                         75,000          $   750.00
July 1, 1996    Janet M. Brasel, Cus-
                 todian for Justin
                 Thomas Brasel                  50,000          $   500.00
July 1, 1996    Chaos Systems LLC              500,000          $ 5,000.00
                                             ---------          ----------
     Total                                   1,250,000          $12,500.00

     With respect to the sales made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the shares. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

     All of the shareholders of the Company have executed and delivered a "lock-up" letter agreement which provides that each such shareholder shall not sell his/her respective securities until such time as the Company has successfully consummated a merger or acquisition. Further, each shareholder has placed his/her respective stock certificate with the Company's legal counsel, who has been instructed not to release any of the certificates until the Company has closed a merger or acquisition. Any liquidation by the current shareholders after the release from the "lock-up" selling limitation period may have a depressive effect upon the trading price of the Company's securities in any future market which may develop.

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a two year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a three-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrange-ment under which any controlling person, Director or Officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

          "1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

     (b) Article VII of the Registrant's Articles of Incorporation provides in general that the Registrant is authorized to indemnify its Officers and Directors in excess of the indemnification expressly permitted by Section
78.751 of the Nevada Business Corporation Act for breach of duty to the corporation and its shareholders, subject only to the applicable limits upon such indemnification as set forth in the Nevada Business Corporation Act.

                                    PART F/S

FINANCIAL STATEMENTS.

     Attached are audited financial statements for the Company for the period ended July 5, 1996. The following financial statements are attached to this report and filed as a part thereof. See pages F-1 through F-7.

1) Table of Contents - Financial Statements
2) Report of Independent Certified Public Accountants
3) Balance Sheet
4) Statement of Operations
5) Statement of Changes in Stockholders' Equity
6) Statement of Cash Flows
7) Notes to Financial Statements

                                  PART IV

ITEM 1.  EXHIBIT INDEX.

EXHIBIT
NUMBER        DESCRIPTION                          LOCATION
-------  ------------------------------  ----------------------------
(2)      Articles of Incorporation
         and Bylaws:

   2.1   Articles of Incorporation         Incorporated by reference to
                                           Exhibit 2.1 to the Registrant's
                                           Form 10-SB Registration State-
                                           ment filed on September 17, 1996

   2.2   Bylaws                            Incorporated by reference to
                                           Exhibit 2.2 to the Registrant's
                                           Form 10-SB Registration State-
                                           ment filed on September 17, 1996

(3)      Instruments Defining the
         Rights of Holders:

   3.1   Copies of All Lock-up Agree-      Incorporated by reference to
         ments by the Nine Company         Exhibit 3.1 to the Registrant's
         Shareholders                      Form 10-SB Registration State-
                                           ment filed on September 17, 1996

(10)(a)  Consents - Experts:

    10.1 Consent of Schumacher &           Incorporated by reference to
         Associates, Inc.                  Exhibit 10.1 to the Registrant's
                                           Form 10-SB Registration State-
                                           ment filed on September 17, 1996

                          INDEX TO FINANCIAL STATEMENTS

                               CYPRESS CAPITAL, INC.
                          (A Development Stage Company)


                               FINANCIAL STATEMENTS

                                      with

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Report of Independent Certified Public Accountants                        F-2

Financial Statements:

     Balance Sheet                                                        F-3
     Statement of Operations                                              F-4
     Statement of Changes in Stockholders' Equity                         F-5
     Statement of Cash Flows                                              F-6
     Notes to Financial Statements                                        F-7

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Cypress Capital, Inc.
Aurora, CO



We have audited the accompanying balance sheet of Cypress Capital, Inc. (a development-stage company) as of July 5, 1996, and the related statements of operations, stockholders' equity and cash flows for the period from July 1, 1996 (date of inception) through July 5, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Cypress Capital, Inc. (a development-stage company) as of July 5, 1996, and the results of its operations, changes in its stockholders' equity and its cash flows for the period from July 1, 1996 (date of inception) through July 5, 1996 in conformity with generally accepted accounting principles.

                              /s/ Schumacher & Associates, Inc.
                               Schumacher & Associates, Inc.
                               Certified Public Accountants
                               12835 E. Arapahoe Road
                               Tower II, Suite 110
                               Englewood, CO 80112

July 8, 1996

                               CYPRESS CAPITAL, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                  July 5, 1996

                                     ASSETS

Current Assets:
  Cash                                                         $    12,500
                                                               -----------
      Total Current Assets                                          12,500

Organization costs                                                     250
                                                               -----------

TOTAL ASSETS                                                   $    12,750


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                             $       250
                                                               -----------

      Total Current Liabilities                                        250

TOTAL LIABILITIES                                                      250
                                                               -----------

Stockholders' Equity:
  Preferred stock, $.0001 par value
   5,000,000 shares authorized,
   none issued and outstanding                                          --
  Common stock, $.0001 par value
   100,000,000 shares authorized,
   1,250,000 issued and outstanding                                    125
  Additional Paid In Capital                                        12,375
                                                               -----------

TOTAL STOCKHOLDERS' EQUITY                                          12,500
                                                               -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $    12,750













The accompanying notes are an integral part of the financial statements.

                               CYPRESS CAPITAL, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

              For the Period from July 1, 1996 (date of inception)
                               through July 5, 1996



Revenue                                                        $        --
                                                               -----------

Expenses                                                       $        --
                                                               -----------

Net Income (Loss)                                              $        --
                                                               -----------

Net Income (Loss) Per Share                                    $        --

Shares Outstanding                                               1,250,000



































The accompanying notes are an integral part of the financial statements.

                              CYPRESS CAPITAL, INC.
                          (A Development Stage Company)

                   STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                For the Period from July 1, 1996 (date of inception) through
                                       July 5, 1996

                                                        Addi-
                                                       tional   Accumu-
                  Preferred Stock     Common Stock     Paid-in  lated
                 No/Shares  Amount  No/Shares  Amount  Capital (Deficit)  Total
Balance at
July 1, 1996           --   $  --         --   $ --    $   --   $   --    $   --

Common Stock
issued for cash,
at inception, at
$.01 per share         --   $  --   1,250,000  $125    $12,375  $   --    $12,500

Balance at
July 5, 1996           --   $  --   1,250,000  $125    $12,375  $   --    $12,500































The accompanying notes are an integral part of the financial statements.

                               CYPRESS CAPITAL, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

              For the Period from July 1, 1996 (date of inception)
                              through July 5, 1996




Cash Flows Operating Activities                  $        -

Cash Flows from Investing Activities                      -

Cash Flows from Financing Activities:

     Issuance of common stock                        12,500
                                                 ----------

Net Cash Provided by Financing Activities            12,500
                                                 ----------

Increase in Cash                                     12,500

Cash, Beginning of Period                                 -
                                                 ----------

Cash, End of Period                              $   12,500

Interest Paid                                    $        -

Income Taxes Paid                                $        -
























The accompanying notes are an integral part of the financial statements.

                               CYPRESS CAPITAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                  July 5, 1996

(1)  SUMMARY OF ACCOUNTING POLICIES.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     (a) DESCRIPTION OF BUSINESS. Cypress Capital, Inc. (Company) was organized on July 1, 1996 for the purpose of engaging in any lawful business but it is management's plan to seek a business combination. The Company is a development-stage company since planned principal operations have not commenced. The Company has selected May 31 as its year end.

     (b) USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (c) ORGANIZATION COSTS. Costs incurred to organize the Company are being amortized on a straight-line basis over a sixty month period.

(2)  COMMON STOCK ISSUED.

     During the period ended July 5, 1996 the Company issued 1,250,000 restricted shares of common stock for $12,500 cash.

(3)  RELATED PARTY TRANSACTION

     The Company uses the office of a shareholder at no cost. The Company expects this arrangement to continue until the Company commences planned operations.






















                                SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this amendment to its registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CYPRESS CAPITAL, INC.


                                    By /s/ Timothy J. Brasel
Date: October 29, 1996                  Timothy J. Brasel, President